Registration No. 333-67469
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         Post-Effective Amendment No. 1
                                       To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              RADYNE COMSTREAM INC.
             (Exact name of registrant as specified in its charter)

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   11-2569467
                      (I.R.S. Employer Identification No.)

                              3138 E. Elwood Street
                             Phoenix, Arizona 85034
                    (Address of Principal Executive offices)

                        1996 Incentive Stock Option Plan
                            (Full title of the plan)

                             John B. Wade, III, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                            New York, New York 10177
                                 (212) 415-9200
            (Name, Address and Telephone Number of Agent for Service)

This Post-Effective Amendment to the Registration Statement shall become effective immediately upon filing as provided in Rule 464 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Explanatory Note

     The purpose of this Amendment is to amend the Exhibit Index and add Exhibits 4.1 and 4.2.


Item 8.           Exhibits.

     See the Exhibit Index on page II-4 of this Registration Statement.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 4, 1999.


                                        RADYNE COMSTREAM INC.



                                        By:   /s/ ROBERT C. FITTING
                                              --------------------------------
                                              Robert C. Fitting
                                              President





     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                             Date
---------                         -----                             ----


/s/ ROBERT C. FITTING             President, Chief               May 4, 1999
------------------------          Executive Officer,
Robert C. Fitting                 Director

/s/ GARRY D. KLINE                Vice President - Finance           May 4, 1999
--------------------------        (Principal Financial and
Garry D. Kline                    Accounting Officer)





/s/ LIM MING SEONG*               Chairman of the                    May 4, 1999
--------------------------        Board of Directors
Lim Ming Seong



/s/ LEE YIP LOI *                 Director                           May 4, 1999
--------------------------
Lee Yip Loi



/s/ CHAN WEE PIAK*                Director                           May 4, 1999
--------------------------
Chan Wee Piak



/s/ ROBERT A. GRIMES*             Director                           May 4, 1999
--------------------------
Robert A. Grimes



/s/ DENNIS ELLIOTT*               Director                           May 4, 1999
--------------------------
Dennis Elliott





* By: /s/ Robert C. Fitting
      --------------------------
          Robert C. Fitting
          Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.

4.0      -    Amendment No. 1 to Registrant's 1996 Incentive Stock Option Plan,
              including forms of option agreements.*

4.1      -    Amendment No. 2 to Registrant's 1996 Incentive Stock Option Plan.

4.2      -    Amendment No. 3 to Registrant's 1996 Incentive Stock Option Plan.

5        -    Opinion of Dorsey & Whitney LLP*

24.a     -    Consent of Dorsey & Whitney LLP (included in Exhibit 5)*.

24.b     -    Consent of Deloitte & Touche LLP*


              *   Previously filed